                                                                     EXHIBIT 4.1

     This Pass Through Trust Supplement No. 1997-B, dated as of September 30, 1997 (herein called the "Trust Supplement"), among Mobil Corporation, a Delaware
                         ----------------
corporation (the "Guarantor"), Mobil Transport Finance Company Inc., a Delaware
                  ---------
corporation ("MTFC" or  the "Company"), and State Street Bank and Trust Company
              ----           -------
(the "Trustee"), to the Pass Through Trust Agreement, dated as of October 4,
      -------
1996, among the Guarantor, the Company, seven other companies named therein and the Trustee (the "Basic Agreement").
                  ---------------


                              W I T N E S S E T H:
                              - - - - - --- - - -

     WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified heretofore in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

     WHEREAS, the Owner Trustee, acting at the direction of the Owner Participant, will, among other things, issue, on a non-recourse basis one Secured Note to finance in part the purchase price of M.T. AMERICAN PROGRESS, a Jones Act double-hulled product tanker built by Newport News Shipbuilding and Dry Dock Company (the "Vessel"), to be purchased by the Owner Trustee from an affiliate of the Company and chartered to the Company pursuant to the Charter;

     WHEREAS, pursuant to the terms and conditions of the Basic Agreement, as supplemented by this Trust Supplement (the "Agreement"), the Trustee shall
                                            ----------
purchase the Secured Note issued by the Owner Trustee and shall hold the Secured
Note in trust for the benefit of the Certificateholders;

     WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

     WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

     NOW THEREFORE, in consideration of the premises herein, it is agreed among the Guarantor, the Company and the Trustee as follows:

                                   ARTICLE I
                              DECLARATION OF TRUST


     Section 1.01.  Declaration of Trust.  The Trustee hereby declares the
                    --------------------
creation of this Trust (the "1997-B Trust") for the benefit of the
                             ------------
Certificateholders, and the initial Certificateholders as the grantors of the 1997-B Trust, by their respective acceptances of the Certificates, join in the creation of this 1997-B Trust with the Trustee.



                                   ARTICLE II
                                THE CERTIFICATES


     Section 2.01.  The Certificates.  There is hereby created a series of
                    ----------------
Certificates to be issued under this Agreement to be distinguished and known as "Pass Through Certificates, Series 1997-B" (hereinafter referred to as the

"Series 1997-B Certificates").  Each Series 1997-B Certificate represents a
---------------------------
Fractional Undivided Interest in the 1997-B Trust created hereby.

     The terms and conditions applicable to the Series 1997-B Certificates are as follows:

          (a) The aggregate principal amount at maturity of the Series 1997-B Certificates that shall be authenticated under the Agreement (except for Series 1997-B Certificates authenticated and delivered pursuant to Sections 3.3, 3.4 and 3.5 of the Basic Agreement) upon their initial issuance is $36,714,000.

          (b) The Cut-off Date is October 14, 1997.

          (c) The Regular Distribution Dates with respect to any payment of Scheduled Payments means each January 31 and July 31 commencing January 31, 1998, until payment of all of the Scheduled Payments to be made under the Secured Note has been made.

          (d) The Special Distribution Dates are as follows: (i) when used with respect to the redemption or purchase of a Secured Note, the day (which shall be a Business Day) on which such redemption or purchase is scheduled to occur pursuant to the terms of the Indenture and (ii) when used with respect to a Special Payment other than as described in clause (i) above, 20 days after the last date on which the Trustee must give notice pursuant to Section 4.2(c) of the Basic Agreement (or the next Business Day after such 20/th/ day if such date is not a Business Day).

          (e)  (i)   The Series 1997-B Certificates shall be in the form
     attached hereto as Exhibit A.
                        ---------

               (ii) The Series 1997-B Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations among the Guarantor, the Company, the Trustee and The Depositary Trust Company, the initial Clearing Agency, attached hereto as

     Exhibit B.
     ---------

          (f) The Scheduled Payments of principal shall be as set forth in

     Exhibit C hereto.
     ---------

          (g) The Owner Trustee, acting at the direction of the Owner Participant, will issue on a non-recourse basis, a Secured Note, the proceeds of which shall be used, among other things, to finance in part the purchase price to the Owner Trustee of the Vessel. The Vessel is being chartered to the Company.

          (h) The proceeds of the Series 1997-B Certificates shall be used to purchase the Secured Note in the principal amount and at the debt portion of the purchase price specified below:

                          Debt Portion of the     Principal Payable at
         Vessel             Purchase Price              Maturity
         ------             --------------              --------


M.T. American Progress            $36,714,000    Same as Debt Portion of the
                                                     Purchase Price







          (i) The Series 1997-B Certificates are not subject to any intercreditor agreement, liquidity or credit facility or similar agreement. Neither the Guarantor nor the Company may deliver Series 1997-B Certificates or cash to the Trustee in exchange for the Secured Note.

          (j) The related Note Documents are as follows:

               (i) Trust Indenture, Mortgage, Assignment of Charter and and Security Agreement dated as of September 30, 1997, between First Security Bank, National Association, not in its individual capacity, except as expressly provided therein, but solely as Owner Trustee, and State Street Bank and Trust Company, not in its individual capacity, except as expressly provided therein, but solely as Indenture Trustee;

               (ii) Series 1997 B-1 Secured Non-Recourse Note, dated September 30, 1997;

               (iii) Demise Charter Party (M.T. AMERICAN PROGRESS) dated as of September 30, 1997 (the "Charter"); between First Security Bank, National Association, not in its individual capacity, except as expressly provided therein, but solely as Owner Trustee under the Trust Agreement for the Owner Participant named therein, as Shipowner, and MTFC, as Charterer;

               (iv) Participation Agreement (M.T. AMERICAN PROGRESS) dated as of September 30, 1997, among MTFC, as Charterer, SBCM Maritime Finance, Inc., as Owner Participant, First Security Bank, National Association, as Owner Trustee, State Street Bank and Trust Company, as Indenture Trustee, and State Street Bank and Trust Company, as Pass Through Trustee and Loan Participant;

               (v) Trust Agreement (M.T. AMERICAN PROGRESS) dated as of September 30, 1997, between SBCM Maritime Finance, Inc., as Owner Participant, and First Security Bank, National Association, as Owner Trustee;

               (vi) Guaranty (M.T. AMERICAN PROGRESS) dated as of September 30, 1997, among Mobil Corporation, Guarantor, First Security Bank, National Association, both in its individual capacity and as Owner Trustee, State Street Bank and Trust Company, both in its individual capacity and as Indenture Trustee, State Street Bank and Trust Company, as Pass Through Trustee and Loan Participant, the Certificateholders from time to time, and SBCM Maritime Finance, Inc., as Owner Participant;

               (vii) Ship Mortgage (M.T. AMERICAN PROGRESS) dated September 30, 1997;

               (viii) Owner Participant Guaranty (M.T. AMERICAN PROGRESS) dated as of September 30, 1997, among Sumitomo Bank Capital

          Markets, Inc., Owner Participant Guarantor, Mobil Corporation, MTFC, as Charterer, Mobil Oil Corporation, as Vessel Operator referred to therein, First Security Bank, National Association, both in its individual capacity and as Owner Trustee, and State Street Bank and Trust Company, both in its individual capacity and as Indenture Trustee; and

               (ix) Tax Indemnity Agreement dated as of September 30, 1997, between MTFC, as Charterer, and SBCM Maritime Finance, Inc., as Owner Participant.



                                  ARTICLE III
                                  DEFINITIONS


          Section 3.01.  Definitions.  For the purposes of the 1997-B Trust the
                         -----------
following defined terms shall be added to Section 1.1(b) of the Basic Agreement or shall be amended to read as set forth below, as the case may be:

          Guaranty:  Means the Mobil Guaranty by the Guarantor of the
          --------
     obligations of the Company under the Operative Documents.

          Note Documents:  Means the Indenture, Participation Agreement,
          --------------
     Charter, Guaranty and the other agreements and documents assigned to the Indenture Trustee pursuant to the Indenture.

          Pool Balance:  With respect to the Trust, means as of any date the
          ------------
     aggregate unpaid principal amount of the Secured Note held in the Trust on such date plus the amount of the principal payments on the Secured Note held by the Trustee and not yet distributed plus the amount of any moneys held in the related Escrow Account (other than earnings thereon). The Pool Balance as of any Regular Distribution Date or Special Distribution Date with respect to the Trust shall be computed after giving effect to the payment of principal, if any, of the Secured Note and distribution thereof to be made on that date.

          Pool Factor:  With respect to the Trust, means as of any date the
          -----------
     quotient (rounded to the seventh decimal place, with .00000000005 being rounded upwards) computed by dividing (i) the Pool Balance by (ii) the original aggregate principal amount of the Certificates issued by such Trust. The Pool Factor as of any Regular

     Distribution Date or Special Distribution Date with respect to the Trust shall be computed after giving effect to the payment of principal, if any, on the Secured Note held in the Trust and distribution thereof to be made on that date.

          Property:  With respect to the Secured Note means all right, title and
          --------
     interest of the Owner Trustee to the Vessel, including contractual rights.



                                   ARTICLE IV
                                  THE TRUSTEE


          Section 4.01.  The Trustee.  The Trustee is hereby directed to execute
                         -----------
and deliver the Note Purchase Agreement on or prior to the Issuance Date in the form delivered to the Trustee by the Company. The Trustee shall not be responsible in any manner whatsoever for, or in respect of, the validity or sufficiency of this Trust Supplement or the due execution hereof by the Guarantor or the Company, or for, or in respect of, the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

          Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Trust Supplement other than as set forth in the Basic Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

          The Trustee represents and warrants that this Trust Supplement has been and the Note Purchase Agreement has been or will be duly executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.



                                   ARTICLE V
                            MISCELLANEOUS PROVISIONS


          Section 5.01.  Assignment of Charter.  The Company will not assign its
                         ---------------------
rights under Article 20(c) of the Charter unless the assignee thereof enters into a supplement to this Agreement pursuant to which it shall agree to fulfill the obligations of the Company hereunder.

          Section 5.02.  Basic Agreement Ratified.  Except and so far as herein
                         ------------------------
expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

          Section 5.03.    GOVERNING LAW.  THIS TRUST SUPPLEMENT AND THE SERIES
                           -------------
1997-B CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 5.04.    Execution and Counterparts.  This Trust Supplement
                           --------------------------
may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Guarantor, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

                    MOBIL CORPORATION


                    By: /s/ WALTER ARNHEIM
                        __________________
                       Name:  Walter Arnheim
                       Title: Treasurer


                    MOBIL TRANSPORT FINANCE
                      COMPANY INC.


                    By: /s/ WALTER ARNHEIM
                        ____________________
                        Name:  Walter Arnheim
                        Title: President


                    STATE STREET BANK AND TRUST
                             COMPANY, as Trustee


                    By:  /s/ RUTH A. SMITH
                         ______________________
                             Name:  Ruth A. Smith
                             Title: Vice President